NYSE American: UEC

Uranium Energy Corp Announces New and Consolidated NI 43-101 Mineral Resources* at the Reno Creek ISR Project, Wyoming

•New and expanded M&I mineral resources rank the Project as the largest permitted, pre-construction in-situ recovery (“ISR”) uranium project in the U.S.

•First time that the major mineralized trends of the Reno Creek ISR Project have been consolidated within the Eastern Pumpkin Buttes District of the Powder River Basin.

•Considerable ISR exploration and expansion potential within open mineralized trends based on available historical drilling.

•Added resources benefit from existing production permits in place.

Corpus Christi, TX, January 15, 2019 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce the Company has completed an updated National Instrument 43-101 Standards of Disclosure for Mineral Properties (“NI 43-101”) resource estimate for its Reno Creek ISR Project (“Reno Creek” or the “Project”).

The Project is in the Powder River Basin, Wyoming, and now includes the consolidation and inclusion of the former North Reno Creek project (“North Reno Creek”) into the Company’s Reno Creek Project. *  The report is entitled “Technical Report and Audit of Resources of the Reno Creek ISR Project, Campbell County, Wyoming, USA” dated December 31, 2018 as prepared for the Company by Behre Dolbear, an internationally recognized mining consulting firm (the “Report”).

The Report estimates a Measured and Indicated (“M&I”) mineral resource of 26 million pounds of uranium (“U3O8”) at a weighted average grade of 0.041% U3O8 contained within 32 million tons, and an Inferred mineral resource of 1.49 million pounds U3O8 at a weighted average grade of 0.039% U3O8 contained within 1.92 million tons. *

Amir Adnani, President and CEO, stated, “For decades, the Reno Creek uranium district has been unable to reach its full potential due to fractured ownership.  Through a string of accretive acquisitions over the past 24 months, UEC has successfully consolidated the key project areas, clearing the path for this substantial new resource, with the benefit of being covered under our existing production permit.  We’re executing on contrarian acquisitions during difficult years in the uranium market and have amassed a production profile of low-cost and fully permitted ISR projects.  Combining Reno Creek with the Company’s South Texas ISR projects, positions UEC to lead a renaissance in U.S. uranium production via the ISR mining method, which is globally recognized for being low cost and environmentally friendly.”

The Company completed the acquisition of the North Reno Creek project in May 2018 (press release dated May 3, 2018), and since that time has been focused on updating resources, consolidating permits, merging databases and locating all Project related information into a newly opened office in Glenrock, Wyoming, near the Project.

The Company contracted Behre Dolbear, an internationally recognized mining consulting firm, to complete the Report on the Project.  The Report will be filed on SEDAR within 45 days of the date of this press release.  Henceforth, Reno Creek and North Reno Creek will be considered as one project in terms of resource reporting, permitting and pre-production planning.  The M&I resource estimate for the Project is presented in Table 1: *

Table 1: Summary of M&I Resource Estimate for the Reno Creek ISR Project

RENO CREEK ISR PROJECT SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCES –&NBSP;IN-PLACE[1]
Unit	Tons[2] (millions)	Weighted Average Thickness (feet)	Weighted Average Grade (%U3O8)	Pounds U3O8[2] (millions)
North Reno Creek[3]
Measured	7.12	14.3	0.041	5.92
Indicated	8.05	11.7	0.036	5.76
Total	15.2	13.0	0.039	11.68

Southwest Reno Creek
Measured	4.68	12.9	0.043	3.94
Indicated	4.08	10.4	0.038	3.08
Total	8.77	11.6	0.040	7.03

Moore
Measured	2.32	10.3	0.048	2.20
Indicated	2.31	9.0	0.042	1.92
Total	4.63	9.6	0.044	4.12

Bing
Measured	0.30	14.6	0.038	0.23
Indicated	0.71	12.4	0.032	0.45
Total	1.02	13.0	0.033	0.67

Pine Tree
Measured	0.57	14.0	0.056	0.63
Indicated	1.83	12.2	0.051	1.87
Total	2.40	12.6	0.053	2.51

Reno Creek Project
Measured	14.99	13.2	0.043	12.92
Indicated	16.98	11.1	0.039	13.07
M + I Total	32.0	12.1	0.041	26.0
[1]Cutoff ≥ 0.20 GT (grade × thickness per intercept) [2]Columns may not add due to rounding [3]Includes North Reno Creek acquisition

Figure 1 shows the location of the entire 19,769-acre Reno Creek property area.  Figure 2 shows the 6,053-acre permit area covered by Permit 824, Reno Creek ISR Project Permit to Mine, issued by the Wyoming Department of Environmental Quality (“WDEQ”) on July 17, 2015 (the “Permit”), and associated mineralized trends.  A Source and By Product Materials License for Reno Creek was issued in February 2017 from the U.S Nuclear Regulatory Commission (“NRC”), supported by a Final Environmental Impact Statement and Record of Decision, to permit production of up to 2 million pounds U3O8 per year.

On September 30, 2018, the State of Wyoming became an NRC Agreement State, which gives the State the authority to regulate in-situ recovery facilities in Wyoming.  From this date forward, UEC will only be required to work with the State WDEQ for Permit revisions, which will streamline the process to include the North Reno Creek resources under the existing Permit.

Figure 1: Location of the Reno Creek ISR Project, Wyoming

45N 75W
45N 74W
45N 73W
45N 72W
Gillette 50 Miles
44N 75W
44N 74W
44N 73W
44N 72W
Wright 7 Miles
Moore Resource Unit
Clarkelen Rd
43N 75W
43N 74W
43N 73W
43N 72W
Former RME Pilot Plant
North Reno Creek Resource Unit
Bing Resource Unit
Southwest Reno Creek Resource Unit
CPP Site
387
Pine Tree Resource Unit
42N 75W
42N 74W
42N 73W
42N 72W
Casper 70 Miles
41N 75W
41N 74W
Miles
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Datum: State Plane NAD83
Date: November, 2018
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AUC Permit Area
Resource Unit
AUC Lode Claims
AUC Fee Minerals
AUC State Lease

Figure 2: Permit Area of the Reno Creek ISR Project, Wyoming

23
24
19
20
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26
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43N 74W
43N 73W
CLARKELEN RD
HWY 387
COSNER RD
36
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42N 74W
42N 73W
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Reno Creek CPP Site
Reno Creek Permit Boundary
Approximate Mineralized Area
UEC Land

About Reno Creek

The Reno Creek Project is in the Powder River Basin of northeast Wyoming, one of the most prolific uranium producing regions in the U.S. and the home of five ISR uranium mining operations: Cameco’s Smith Ranch/Highland and North Butte, Uranium One’s Willow Creek, Energy Fuels’ Nichols Ranch and Strata’s Lance project.  The Project is less than 10 miles from the nearest town of Wright, Wyoming with a population of 1,800.  Substantial historical exploration, development and permitting work has been completed on the Reno Creek property, beginning in the late 1960s and continuing to present.  Approximately 10,000 uranium exploration drill holes have been completed within and near the Project area by various operators over this time.

Currently, Company geologists are reviewing the historical data to assess the development of additional resources along 12 miles of partially defined mineralized trends within the currently held acreage.  Development of a conceptual mining plan to support a revised Preliminary Feasibility Study is underway and the Company is planning on completing this document in 2019.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Robert D. Maxwell, CPG, a consultant for the Company and a Qualified Person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company with additional titanium and vanadium assets.  The Company’s fully-licensed Hobson Processing Facility is central to all its uranium projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project.  In Wyoming, UEC controls the permitted Reno Creek ISR uranium project. Additionally, the Company controls a pipeline of advanced-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company also controls a large high-grade titanium project in Paraguay and significant vanadium resources in combination with its Slick Rock uranium project in Colorado. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

*Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines.  In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC.  Accordingly, we have not reported them in the United States.  Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability.  It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release and oral statements made from time to time by representatives of the Company are or may constitute “forward-looking statements” as such term is used in applicable United States and Canadian laws and including, without limitation, within the meaning of the Private Securities Litigation Reform Act of 1995, for which the Company claims the protection of the safe harbor for forward-looking statements.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as forward-looking statements.  Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.